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                                                                   EXHIBIT 10.77


                                                             [HUMMER LETTERHEAD]

July 8, 1998

Mr. Walter M. Boomershine
c/o Nick Gibson
Sunbelt Automotive Group
Suite 250, Building B
5901 Peach Tree Dunwoody Road
Atlanta, Ga.  30328

Dear Walter:

It is our understanding that Boomershine Automotive Group, parent company of Boomershine Hummer, Inc., will be merging with Sunbelt Automotive Group, Inc.

We also understand that upon this merger, Sunbelt Automotive Group will become the parent company of Boomershine Hummer, Inc.

AM General hereby grants approval of this merger and that the Hummer Dealer Agreement dated July 22, 1992 between AM General Sales Corp. and Boomershine Hummer, Inc. is unchanged and remains in force.

We all wish you the very best.

Sincerely,




/s/John J. Stockman
--------------------------
Manager, Dealer Operations